Exhibit 99.3

AEP INDUSTRIES INC.

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On October 30, 2008, AEP Industries Inc. (“AEP” or the “Company”) completed the acquisition of substantially all of the assets of the stretch films, custom films and institutional products divisions (collectively “Atlantis Plastics Films”) of Atlantis Plastics, Inc. and certain of its subsidiaries (“Seller”) for a purchase price of $99.2 million in cash, plus $1.4 million of estimated transaction costs.  The assets include approximately $56.8 million of net working capital, which remains subject to a post-closing true-up and a corresponding purchase price adjustment (up to a maximum of $2.5 million upwards or downwards).   The $6.1 million deposit previously funded by the Company into escrow was paid to Seller, and the Company funded the remaining Plastics Films purchase price with $70.1 million under its revolving credit facility and $23.0 million with cash on hand.  The acquisition of Atlantis has been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”).

Concurrently with the acquisition of Atlantis Plastics Films, the Company entered into an amendment to its existing Credit Facility, increasing the maximum borrowings from $125.0 million to $150.0 million and extending the maturity from November 19, 2010 to December 15, 2012. The interest rate for borrowings under LIBOR increased to a range of LIBOR plus 2.25% to 2.75% from LIBOR plus 1.25% to 2.0%.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2007 and for the nine months ended July 31, 2008, combine the respective historical audited and unaudited consolidated statements of operations of AEP for the fiscal year ended October 31, 2007 and for the nine months ended July 31, 2008, with the respective historical audited and unaudited combined statements of operations of Atlantis Plastics Films for the year ended December 31, 2007 and for the nine months ended September 30, 2008, respectively, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition and related amendment to the Company’s credit facility as if it had occurred on November 1, 2006.

The unaudited pro forma condensed combined balance sheet as of July 31, 2008 combines the historical unaudited consolidated balance sheet of AEP as of July 31, 2008 with the historical unaudited condensed combined balance sheet of Atlantis Plastics Films as of September 30, 2008, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition and related amendment to the Company’s credit facility as if it occurred on July 31, 2008.

The historical financial information of Atlantis Plastics Films has been derived from the combined financial statements of Atlantis Plastics Films included in this Current Report on Form 8-K/A.  The unaudited pro forma condensed combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable and which have been made solely for the purposes of developing such pro forma information. Pro forma adjustments reflect only those adjustments which are factually supportable.  Pro forma adjustments include the recording of the fair value of the assets acquired and the liabilities to be assumed by AEP of Atlantis Plastics Films, after proportionately allocating the negative goodwill resulting from the transaction in accordance with SFAS No. 141.  The Company is in the process of determining how it will execute its Board-approved plan to realign and reorganize the Atlantis business.  At this time, the Company is unable to estimate the costs associated with a restructuring of the Atlantis Plastics Films businesses, other than the approximately $50,000 of severance costs already paid to the employees of the Atlantis Fontana, California plant.  The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent the Company’s results of operations or financial position that would have resulted had the acquisition of Atlantis Plastics Films been consummated as of the dates or for the periods indicated.  Additionally, the pro forma condensed combined statements of operations should not be considered indicative of expected future results.  The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which will be adjusted upon finalization of valuations currently in process and post-closing working capital true-ups.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read together with AEP’s historical consolidated financial statements and related notes included in AEP’s Form 10-K for the year ended October 31, 2007 and Form 10-Q for the quarter ended July 31, 2008.

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 31, 2008

UNAUDITED

(in thousands, except share and per share amounts)

	AEP	Atlantis
	Industries	Plastics				Pro
	Inc.	Films	Pro Forma			Forma
	Historical	Historical	Adjustments			Combined
CURRENT ASSETS:
			$(1,260)	(a	)
Cash and cash equivalents	$3,170	$1,260	(1,379)	(d	)	$1,791
Accounts receivable, net	75,570	31,942				107,512
Inventories, net	72,953	26,210	(6,706)	(c	)	92,457
			(3,429)	(a	)
Other current assets	11,467	13,596	424	(i	)	22,058
Assets of discontinued operations	3,323	—				3,323
Total current assets	166,483	73,008	(12,350)			227,141
PROPERTY, PLANT AND EQUIPMENT, net	119,747	32,686	2,117	(b	)	154,550
GOODWILL	11,238	—	—			11,238
INTANGIBLE ASSETS	—	—	2,725	(e	)	2,725
			(2,084)	(a	)
			1,379	(d	)
OTHER ASSETS	5,679	3,150	1,261	(i	)	9,385
Total assets	$303,147	$108,844	$(6,952)			$405,039

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank borrowings, including current portion of long-term debt	$389	$130,529	$(130,529)	(a	)	$389
Accounts payable	66,228	10,721	(7,531)	(a	)	69,418
Accrued expenses	20,031	3,092	1,355	(f	)	24,478
Net Payable due to parent		10,800	(10,800)	(a	)	—
Liabilities of discontinued operations	3,298	—	—			3,298
Total current liabilities	89,946	155,142	(147,505)			97,583
LONG-TERM DEBT	175,801	—	99,276	(g	)	275,077
OTHER LONG-TERM LIABILITIES			(4,158)	(a	)
	3,858	4,158	1,685	(i	)	5,543
Total liabilities	269,605	159,300	(50,702)			378,203

			50,456	(h	)
Total shareholders’ equity	33,542	(50,456)	(6,706)	(c	)	26,836
Total liabilities and shareholders’ equity	$303,147	$108,844	$(6,952)			$405,039

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Fiscal Year Ended October 31, 2007

UNAUDITED

(in thousands, except per share data)

	AEP	Atlantis
	Industries	Plastics
	Inc	Films	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined

NET SALES	$666,318	$273,005	$—			$939,323
			(14,095)	(j	)
			(3,212)	(k	)
COST OF SALES			186	(l	)
	527,166	241,377	5,702	(m	)	757,124
Gross profit	139,152	31,628	11,419			182,199

Delivery, selling and general and administrative expenses	86,240	22,027	14,095	(j	)	122,362
Loss on sales of property, plant and equipment, net	(46)	(57)	—			(103)
Operating income (loss)	52,866	9,544	(2,676)			59,734

OTHER INCOME (EXPENSE):

			14,388	(n	)
			(9,052)	(o	)
Interest expense	(15,551)	(14,758)	(331)	(p	)	(25,304)
Other, net	779	270	—			1,049
Income (loss) from continuing operations before benefit (provision) for income taxes	38,094	(4,944)	2,329			35,479
(PROVISION) BENEFIT FOR INCOME TAXES	(15,217)	1,773	(906)	(r	)	(14,350)
Income (loss) from continuing operations	$22,877	$(3,171)	$1,423			$21,129

EARNINGS PER COMMON SHARE:
Basic	$3.05					$2.81
Diluted	$2.99					$2.76

Weighted Average Shares:
Basic	7,508					7,508
Diluted	7,648					7,648

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended July 31, 2008

UNAUDITED

(in thousands, except per share data)

	AEP Industries Inc. Historical	Atlantis Plastics Films Historical	Pro Forma Adjustments		Pro Forma Combined
NET SALES	$561,921	$215,493	$—		$777,414
			(11,429)	(j)
			(2,134)	(k)
COST OF SALES			140	(l)
	493,681	200,864	1,004	(m)	682,126

Gross profit	68,240	14,629	12,419		95,288

Delivery, selling and general and administrative expenses	66,476	21,499	11,429	(j)	99,404
Goodwill impairment	—	(31,102)	31,102	(q)	—
Loss on sales of property, plant and equipment, net	(336)	(1)	—		(337)
Operating income (loss)	1,428	(37,973)	32,092		(4,453)

OTHER INCOME (EXPENSE):
			11,610	(n)
			(5,746)	(o)
Interest expense	(11,911)	(11,864)	(248)	(p)	(18,159)
Other, net	732	(152)			580
Income (loss) from continuing operations before benefit (provision) for income taxes	(9,751)	(49,989)	37,708		(22,032)
BENEFIT (PROVISION) FOR INCOME TAXES	3,351	7,120	(6,986)	(r)	3,485
Income (loss) from continuing operations	$(6,400)	$(42,869)	$30,722		$(18,547)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.94)				$(2.73)
Diluted	$(0.94)				$(2.73)

Weighted Average Shares:
Basic	6,796				6,796
Diluted	6,865				6,865

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

AEP INDUSTRIES INC.

NOTES TO THE UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

1.   Basis of Presentation

Preliminary Estimated Purchase Price Allocation

Pursuant to the purchase method of accounting, in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), the total purchase price of $99.2 million, plus estimated acquisition costs of $1.4 million, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The assets include approximately $56.8 million of net working capital, which remains subject to a post-closing true-up and a corresponding purchase price adjustment (up to a maximum of $2.5 million upwards or downwards).  The purchase price was allocated using the information currently available, and AEP may adjust the preliminary purchase price allocation after finalizing asset valuations, obtaining more information regarding liabilities assumed and revising preliminary estimates.  Concurrently with the closing of the Atlantis acquisition, the Company initiated the first step in a Board-approved plan to realign and reorganize the Atlantis business, including commencement of shutting down Atlantis’ Fontana, California plant, which manufactured stretch films.  At this time, the Company is unable to estimate the costs associated with a restructuring  of the Atlantis business, other than the approximately $50,000 of severance already paid to the employees of the Atlantis Fontana, California plant.   The Company expects to complete its plan to reorganize and realign the Atlantis operations within fiscal 2009.  The purchase price allocation will be finalized in fiscal 2009.

The preliminary purchase price and related allocation to the estimated fair values of the assets acquired and liabilities assumed, after proportionately allocating the negative goodwill resulting from the transaction in accordance with SFAS No. 141 is as follows:

Amounts in thousands

Cash paid for certain assets and liabilities of Atlantis Plastics Films	$99,276
Estimated acquisition costs	1,355
Total purchase price	100,631

Assets acquired and liabilities assumed:
Accounts receivable, net	31,942
Inventories, net	26,210
Other current assets	10,167
Property, plant and equipment	34,803
Other assets	1,066
Intangible assets	2,725
Accounts payable	(3,190)
Accrued expenses	(3,092)

Net assets acquired
$100,631

2.    Pro Forma Adjustments

The audited pro forma combined financial statements have been adjusted for the following items as discussed below:

Amounts in thousands

(a)	The pro forma adjustment eliminates assets and liabilities not acquired

	Cash	$(1,260)
	Other current assets	(3,429)
	Other assets	(2,084)
	Short–term debt	(130,529)
	Pre-petition portion of accounts payable	(7,531)
	Payable due to parent	(10,800)
	Other long term liabilities	(4,158)

(b)	The pro forma adjustment reflects the step-up in property, plant and equipment to fair value based on preliminary valuations, after allocating negative goodwill.	$2,117
(c)	The pro forma adjustment reflects the increase in LIFO reserve related to the pounds added to AEP’s LIFO pool.	$6,706
(d)	The pro forma adjustment reflects deferred financing charges paid in connection with the amendment to the Company’s credit facility, which will be amortized over the term of the loan (fifty months).	$1,379
(e)	The pro forma adjustment reflects the preliminary allocation to intangible assets based on preliminary valuations, after allocating negative goodwill.	$2,725
(f)	The pro forma adjustment reflects accruals for acquisition fees paid subsequent to the closing.	$1,355
(g)	The pro forma adjustment assumes that the total purchase price was financed through the Amended Credit Facility. The Company assumes that the build-up of its cash prior to it acquisition of Atlantis Plastics Films is not a normal occurring event and as such , the Company has assumed that the cash portion of the transaction was borrowed under the Amended Credit Facility.	$99,276
(h)	The pro forma adjustment eliminates the historical owner’s net deficit of Atlantis Plastics Films.	$50,456
(i)	The pro forma adjustments reflect estimated deferred income tax assets and liabilities arising from the purchase.	$—

Amounts in thousands		For the Fiscal Year Ended October 31, 2007	For the Nine Months Ended July 31, 2008
(j)	The pro forma adjustment includes a reclass of all of Atlantis costs related to shipping and handling from costs of goods sold to delivery, selling and general and administrative expenses in order to be consistent with AEP reporting of such costs.	$14,095	$11,429
(k)	The pro forma adjustment is to record depreciation expense based on the preliminary assessment of fair value of the newly acquired property, plant and equipment using AEP’s depreciation policy.	$3,212	$2,134
(l)	The pro forma adjustment amortizes separately identifiable intangible assets based on the preliminary assessment of fair value using the straight-line method over a weighted average life of 13 years.	$186	$140
(m)	The pro forma adjustments reflects the increase to the LIFO reserve as a result of the addition of Atlantis pounds to AEP’s LIFO pools.	$5,702	$1,004
(n)	The pro forma adjustment eliminates the historical interest expense related to the allocated debt of the parent company of Atlantis Plastics Films as the Company did not assume the debt of Atlantis nor does it believe that the debt, pushed down by the parent of Atlantis Plastics Films, was required to run its operations as a stand-alone entity.	$14,388	$11,610
(o)	The pro forma adjustment assumes that the total purchase price of $99.2 million was outstanding during the entire respective periods under the Amended Credit Facility at an average interest rate of 8.2% for year ended October 31, 2007 and 6.4% for the nine months ended July 31, 2008. The Company assumes the cash it built up prior to the acquisition is not a normal occurrence and as such, has assumed for purposes of this pro forma that the cash portion of the acquisition was borrowed under its Amended Credit Facility.	$9,052	$5,746
(p)	The pro forma adjustment reflects the amortization of the deferred financing costs incurred under the Amended Credit Facility over fifty months, the term of the Amended Credit Facility.	$331	$248
(q)	The pro forma adjustment eliminates the goodwill impairment charge recorded by Atlantis Plastics Films during the nine months ended September 30, 2008 as this nonrecurring charge is directly impacted by the purchase transaction.	—	$31,102
(r)	The pro forma adjustment reflects a tax provision on the pro forma adjustments, using an effective rate of 38.9% for the year ended October 31, 2007 and for the nine months ended July 31, 2008, except for the pro forma adjustment to eliminate the goodwill impairment charge which was tax effected at Atlantis’ historical tax rate of 14.2% (provision of $4,416 has been eliminated).	$906	$2,570